UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

168 Third Avenue Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

81 Wyman Street

Waltham, Massachusetts 02451

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 7, 2016, Thermo Fisher Scientific Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities plc, Barclays Bank PLC, Mizuho International plc, Morgan Stanley & Co. International plc and the several other underwriters named in the Underwriting Agreement, for the issuance and sale by the Company of €1,000,000,000 aggregate principal amount of its 0.750% Senior Notes due 2024 (the “2024 Notes”) and €600,000,000 aggregate principal amount of its 1.375% Senior Notes due 2028 (the “2028 Notes” and together with the 2024 Notes, the “Notes”) in a public offering pursuant to a registration statement on Form S-3, as amended by the Post-Effective Amendment No.1 thereto (File No. 333-209867), and a related preliminary prospectus supplement filed with the Securities and Exchange Commission on September 7, 2016.

The Company expects that the net proceeds from the sale of the Notes will be approximately €1.58 billion after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds of the offering to finance a portion of the estimated $4.2 billion purchase price for the Company’s acquisition of FEI Company (the “FEI Acquisition”) and to pay certain associated costs. The FEI Acquisition is expected to close by December 31, 2016, subject to the satisfaction of customary closing conditions, including applicable regulatory approvals.

The Notes will be issued pursuant to an indenture, dated as of November 20, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Thirteenth Supplemental Indenture, to be dated as of September 12, 2016, between the Company and the Trustee.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: September 8, 2016	By:	/s/ Seth H. Hoogasian
	Name:	Seth H. Hoogasian
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 7, 2016, among the Company and J.P. Morgan Securities plc, Barclays Bank PLC, Mizuho International plc, Morgan Stanley & Co. International plc and the several other underwriters named in the Underwriting Agreement.